UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2025

AMERICAN SHARED HOSPITAL SERVICES
(Exact Name of Registrant as Specified in Its Charter)

California	1-08789	94-2918118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Montgomery Street, Suite 850 San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 788-5300

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
American Shared Hospital Services Common Stock, No Par Value	AMS	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.02   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 27, 2025, the Audit Committee of the Board of Directors of American Shared Hospital Services (the “Company”) concluded, after discussions with management and Baker Tilly US, LLP, the Company’s independent registered public accounting firm, that the Company’s unaudited condensed balance sheet that was part of the Company’s financial statements as of September 30, 2025 (the “Previous Financial Statements”), included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025 (the “Q3 2025 Quarterly Report”), should no longer be relied upon as it relates to the classification of the Company’s indebtedness as of September 30, 2025. Similarly, the earnings release relating to the Company’s financial results for the third quarter ended September 30, 2025, and any reports or similar communications describing the Previous Financial Statements should no longer be relied upon as they relate to the classification of the Company’s indebtedness as of September 30, 2025. The classification error had no impact on the Company’s cash and cash equivalent balances or total assets for the applicable period. It also had no impact on the Company’s condensed consolidated statement of operations, including total operating revenues and operating expenses, net loss, its condensed consolidated statements of cash flows, including total cash flows, its condensed consolidated statements of shareholders’ equity, or any non-GAAP measure reported.

As previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on December 16, 2025, the Company and certain of its subsidiaries (the “Loan Parties”) received a notice asserting that an Event of Default (as defined in the Fifth Third Credit Agreement) has occurred under that certain Credit Agreement, dated as of April 9, 2021 (as amended from time to time, the “Fifth Third Credit Agreement”), entered into with Fifth Third Bank, National Association (“Fifth Third”). The asserted Event of Default was due to a failure to maintain minimum unrestricted domestic cash and Cash Equivalents (as defined in the Fifth Third Credit Agreement) of at least an aggregate of $5,000,000 for the fiscal quarter ended September 30, 2025, and not due to a payment default. The Company’s unaudited condensed balance sheet as of September 30, 2025, included in its Q3 2025 Quarterly Report, classified all of the Company’s debt under the Fifth Third Credit Agreement (except the current portion thereof), consisting of an aggregate of $7,947,000 as of September 30, 2025, as long-term debt. Subsequent to filing the Q3 2025 Quarterly Report, on December 10, 2025, the Company received notice from Fifth Third of the Loan Parties’ default under the Fifth Third Credit Agreement.

The Company has also concluded that its non-compliance with the Fifth Third Credit Agreement could be deemed to have resulted in an Event of Default (as defined in the DFC Credit Agreement) under that certain Loan Agreement, dated February 21, 2020 (as amended from time to time, the “DFC Credit Agreement” and, collectively with the Fifth Third Credit Agreement, the “Credit Agreements”), entered into by the Company’s subsidiary, HoldCo GKC S.A. (“HoldCo”), with United States International Development Finance Corporation (“DFC”). The Company’s unaudited condensed balance sheet as of September 30, 2025, included in its Q3 2025 Quarterly Report, classified all of the Company’s debt under the DFC Credit Agreement (except the current portion thereof), consisting of an aggregate of $653,000 as of September 30, 2025, as long-term debt.

Given that the Company received a notice asserting that it was not in compliance with the Fifth Third Credit Agreement and, as a result, determined that it may also not be in compliance with the DFC Credit Agreement for the quarter ended September 30, 2025, the Company has determined that it misclassified $8,631,000 of debt in its Previous Financial Statements and that the debt should be reclassified as a current liability in its entirety on the Company’s balance sheet as opposed to long-term debt. In addition, in the footnotes to the Previous Financial Statements included in the Q3 2025 Quarterly Report, the Company incorrectly stated that it was in compliance with the Credit Agreements as of September 30, 2025. Accordingly, the Company plans to restate its Previous Financial Statements for the quarter ended September 30, 2025 (the “Restated Financial Statements”), and will present the Restated Financial Statements in an amendment and restatement of the Q3 2025 Quarterly Report, which the Company will file with the SEC as soon as practical.

The Company is currently in discussions with Fifth Third regarding a waiver and an amendment to the Fifth Third Credit Agreement. However, there can be no assurances regarding the outcome of such discussions.  As of the date of this Current Report on Form 8-K, neither Fifth Third nor DFC have accelerated the obligations of the Loan Parties or HoldCo under the Credit Agreements or any related loan documents. The Company continues to evaluate the implications of the information described above on its liquidity, financial condition, going concern considerations, operations, and any other impact on its financial statements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
(Registrant)

Dated: January 2, 2026	By:	/s/ Raymond C. Stachowiak
Raymond C. Stachowiak
Executive Chairman of the Board